Exhibit 10.1

SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

by and between

BULOVA TECHNOLOGIES GROUP, INC.

("Company")

and

RICHARD WELKOWITZ

("Purchaser")

SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is entered into February 6, 2015, by and between Bulova Technologies Group, Inc., a Florida corporation (the "Company"), and Richard Welkowitz, a Pennsylvania resident (the "Purchaser").

WITNESSETH:

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, a convertible promissory note, substantially in the form of Exhibit A (the "Note") for the principal amount of $4,000,000 (the "Principal Amount") together with the detachable warrants to purchase the Company's common stock, $.001 par value per share (the "Common Stock"), in accordance with the terms set forth in the form of the warrant attached hereto as Exhibit B (the "Warrant").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1.     Sale and Purchase of the Note and Detachable Warrant. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser the Note and detachable Warrant for a purchase price equal to $4,000,000 (the "Purchase Price") and issue to Purchaser or his designees a Warrant to purchase up to 12,000,000 shares of Common Stock at an exercise price of $.02 per share which shall expire ten (10) years from the date hereof.

2.     Closing. Subject to the terms of this Agreement, the closing for the transactions contemplated by this Agreement shall take place at 10:00 a.m., local time, on February 6, 2015, or at such other time and date as is agreed to in writing by the Company and the Purchaser (the "Closing"). The date upon which the Closing shall occur is herein called the "Closing Date". At the Closing, the Purchaser shall pay the Purchase Price to the Company via federal funds wire transfer(s) of immediately available funds in accordance with written instructions provided to the Purchaser and the Company and the Purchaser shall execute and release the Transaction Documents (as defined below).

3.     Closing Documents. At the Closing, the following documents shall be executed and delivered:

3.1 Company Security Agreement. The Company and the Purchaser shall enter into a Security Agreement substantially in the form of Exhibit C attached hereto (the "Company Security Agreement");

3.2 Convertible Note and Warrant Purchase Agreement. The Company and the Purchaser shall enter into this Convertible Note and Warrant Purchase Agreement.

3.3 Intercreditor and Subordination Agreement. The Company, NFC III LLC, S III Associates L.P., Craigmore Machinery LLC, Bulova Technologies Machinery LLC, Tropico Equity Partners, LLC, National Financial Companies, LLC, SI Nextgen, LLC, The SV Associates, LP, Gary Shapiro, Tropico Management, LP, Shapiro D-1 Trust, Rachel E. Shapiro 2002 Irrevocable Trust, and Colleen Stacy Shapiro 2007 Trust and the Purchaser shall enter into a Subordination and Intercreditor Agreement, substantially in the form of Exhibit D attached hereto (the "Intercreditor Agreement") agreeing to subordinate their security interest to the Purchaser on all collateral set forth in the Security Agreement.

3.4 Warrant. The Company shall deliver to the Purchaser the Warrant. 3.5 Note. The Company shall deliver to the Purchaser the Note.

This Agreement, the Note, the Warrant, the Security Agreement, and the Intercreditor and Subordination Agreement, and any other agreement executed by the Company in connection with the transactions contemplated hereby are collectively referred to as the "Transaction Documents."

4.     Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows (which representations and warranties shall be deemed to apply, where appropriate, to Bulova Technologies (Europe) LLC, Bulova Technologies Advanced Products LLC, Bulova Technologies Machinery LLC, Bulova Technologies Finance LLC, Bulova Technologies Healthcare Products LLC and Bulova Technologies Ordnance Systems LLC (the "Subsidiaries") as of the Closing Date:

4.1     Subsidiaries. The Company has no subsidiaries other than Bulova Technologies (Europe) LLC, Bulova Technologies Advanced Products LLC, Bulova Technologies Machinery LLC, Bulova Technologies Finance LLC, Bulova Technologies Healthcare Products LLC and Bulova Technologies Ordnance Systems, LLC. The Company also holds a material interest in Bulova Technologies Compliance & Security LLC. Except as specifically disclosed in the SEC Reports (as hereinafter defined), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of its Subsidiaries free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (each, a " Lien") (other than Liens in favor of Purchaser) and the issued and outstanding shares of capital stock or comparable equity interest of its Subsidiaries are validly issued, fully paid and non-assessable and free of statutory preemptive and similar rights.

4.2  Organization and Qualification. Each of the Company and its Subsidiaries are an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor its Subsidiaries are in violation of any of the provisions of its respective certificates of incorporation, bylaws or other organizational or charter documents. The Company and its Subsidiaries are each duly qualified to do business and in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a (a) a material adverse effect on the results of operations, assets, prospects, business condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (b) a material and adverse impairment of the Company's and its Subsidiaries' ability to perform their respective obligations under any of the Transaction Documents, or (c) a material and adverse effect on the legality, validity or enforceability of any of the Transaction Documents (a "Material Adverse Effect"); provided, however, that no change, effect, event or occurrence to the extent arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) general business or economic conditions not specific or peculiar to the Company or its Subsidiaries, (ii) acts of war or terrorism or natural disasters not specific or peculiar to the Company, its Subsidiaries or a jurisdiction in which any of them operates, (iii) catastrophic economic or significant regulatory or political conditions or changes, (iv) changes in any applicable accounting regulations or principles or the interpretations thereof, or (v) changes in laws, (vi) changes in the price or trading volume of the Company's stock, (vii) facts, circumstances, events or changes generally affecting the industry in which the Company and its Subsidiaries operate so long as such facts, circumstances, events or changes do not adversely affect the Company and its Subsidiaries in a materially disproportionate manner relative to other participants in the industry in which the Company and its Subsidiaries operate.

The Company and its Subsidiaries have the requisite corporate or other authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its respective obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by the Company or its Subsidiaries and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action on the part of the Company and its Subsidiaries and no further consent or action is required by the Company, its Subsidiaries or their respective Boards of Directors (or similar governing body) or shareholders. The Transaction Documents to which they are a party have been duly executed by the Company and its Subsidiaries, as applicable, and when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company and its Subsidiaries, as applicable, enforceable against the Company and its Subsidiaries, as applicable, in accordance with their respective terms, except as the same may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (b) the effect of rules of law governing the availability of specific performance and other equitable remedies.

4.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries, as applicable, and the consummation by the Company and its Subsidiaries, as applicable, of the transactions contemplated hereby and thereby do not, and will not, (a) conflict with or violate any provision of the Company's or its Subsidiaries' respective certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiaries debt or otherwise) or other understanding to which the Company or its Subsidiaries are a party or by which any property or asset of the Company or its Subsidiaries are bound, (c) except for Liens granted pursuant to the Transaction Documents, result in any Lien on assets or on property of the Company, or (d) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries are subject (including, assuming the accuracy of the representations and warranties of Purchaser set forth in Article 5 hereof, federal securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including any market (such as the OTC Markets Group Inc.) on which the shares of Common Stock are listed or quoted for trading on the date in question, as applicable (the "Trading Markets"), or by which any property or asset of the Company or its Subsidiaries are bound.

4.5     The Securities.

(a)     The Note, the Warrant and the shares of Common Stock issuable upon exercise thereof (collectively, the "Securities") are duly authorized and the shares of Common Stock, when issued and paid for upon the exercise of and in accordance with the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Purchaser). The Company has reserved from its duly authorized shares of Common Stock the maximum number of securities issuable upon exercise of the Warrant (the "Warrant Shares").

(b)     The Warrant Shares will immediately following the Closing, represent approximately 6.5% of the sum of (x) the number of then currently issued and outstanding shares of Common Stock, plus, without duplication, (y) the number of additional shares of Common Stock underlying Common Stock Equivalents (as defined below) outstanding as of the date of the Closing, and (z) the number of additional shares of Common Stock issuable upon exercise of the Warrant Shares. Assuming the accuracy of the representations and warranties of Purchaser set forth in Article 5 hereof, the offer, issuance and sale of the Note, the Warrant and the Warrant Shares by the Company pursuant to the Transaction Documents are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). "Common Stock Equivalents" shall mean any Convertible Security (defined as evidences of indebtedness, ordinary or convertible preferred shares or other securities which are or may be at any time convertible into or exchangeable for shares of Common Stock) or warrant, option or other right to subscribe for or purchase any shares of Common Stock or any Convertible Security.

4.6     Capitalization.

(a)     As of the date of this Agreement, the aggregate number of shares and type of all authorized, issued and outstanding classes of shares, options and other securities of the Company and its Subsidiaries (whether or not presently convertible into or exercisable or exchangeable for shares of the Company) is set forth in Schedule 4.6 hereto. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. The Company has outstanding only those options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person (as defined in Section 4.29 hereof) any right to subscribe for or acquire, any shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company or its Subsidiaries as set forth on Schedule 4.6 .

(b)     Except for customary adjustments as a result of share dividends, share splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued or agreement entered into by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company or its Subsidiaries to issue shares of Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the Knowledge (as hereinafter defined) of the Company, except as publicly disclosed on the U.S. Securities and Exchange Commission (the "SEC") EDGAR website under the Company's name, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or has the right to acquire, by agreement with or by obligation binding upon the Company or its Subsidiaries, a beneficial ownership interest in the Company or its Subsidiaries in excess of 5% of the outstanding capital stock of such entity. "Knowledge" means the actual knowledge (i.e., the conscious awareness of facts and other information) of the chief executive officer and/or the chief financial officer of the Company after undertaking such customary and reasonable investigations commensurate with the positions they occupy..

4.7     SEC Reports; Financial Statements; No Material Adverse Effect; Solvency.

(a)     The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and including all Current Reports on Form 8-K, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required, are collectively referred to herein as the "SEC Reports" and, together with this Agreement and the schedules to this Agreement, the "Disclosure Materials". As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(b)     Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company's and/or Subsidiaries' financial statements pursuant to GAAP or not required to be disclosed in filings made with the SEC and (C) other liabilities incurred by its Subsidiaries for the exclusive purpose of funding the day-to-day operations of its Subsidiaries, (iii) the Company has not altered its method of accounting or changed its auditors, (iv) the Company and its Subsidiaries have not declared or made any dividend or distribution of cash or other property to their shareholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company and/or its Subsidiaries have not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans. The Company and its Subsidiaries have not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any Knowledge of any fact which could reasonably lead a creditor to do so. The Company and its Subsidiaries will not be Insolvent (as defined below) after giving effect to the transactions contemplated hereby to occur at the applicable Closing. For purposes of this Section 4.7, "Insolvent" means that (i) the present fair saleable value of the Company's assets and its Subsidiaries' assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 4.29 hereof), (ii) the Company or its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company or its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature, or (iv) the Company or its Subsidiaries have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted.

4.8     Absence of Litigation. Except as specifically disclosed in the SEC Reports, there is no action, suit, claim, or Proceeding (as defined below), or, to the Company's Knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For the purposes hereof, "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

4.9     Compliance. Neither the Company nor its Subsidiaries, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiaries under), nor has the Company or any Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority.

4.10     Title to Assets. The Company and its Subsidiaries own or lease no real property except as described in the SEC Reports. The Company and its Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens in favor of Purchaser and other Liens that could not, if enforced, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases as to which the Company and its Subsidiaries are in material compliance.

4.11     Significant Customers. The Company has no outstanding material dispute concerning its business operations with any customer who represented 10% or more of the sales of the Company or of any Subsidiaries as of December 31, 2014 (each, a "Significant Customer") and the percentage of the Company's total revenues that such Significant Customer represented. No Significant Customer has given notice to the Company, whether orally or in writing, that such customer shall not continue as a customer of the Company after the Closing or that such customer intends to terminate or materially modify existing agreements with the Company at any time.

4.12     No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commission (other than for Persons engaged by Purchaser) relating to or arising out of the issuance of the Securities pursuant to this Agreement resulting from engagement by the Company of any such professionals. The Company shall pay, and hold Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. There is no basis for any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement, and no such claim has been asserted.

4.13     Private Placement. Neither the Company nor, to the Company's Knowledge, any of its affiliates, nor any Person acting on the Company's behalf has, directly or indirectly, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby, or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted.

4.14     The Company is not an "Investment Company". The Company is not required to be registered as, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

4.15     Listing and Maintenance Requirements. The Company has not received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

4.16     Registration Rights. Except as provided in a transaction dated February 25, 2013, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

4.17     Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Securities and the Purchaser's ownership of the Securities.

4.18     Disclosure: All disclosure provided by the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except for the transactions contemplated by this Agreement, to the Knowledge of the Company no event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that the Purchaser is not making and has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

4.19     Acknowledgment Regarding The Purchaser's Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4.20     Patents and Trademarks. (a) the Company and its Subsidiaries own or possess sufficient rights to conduct their business in the ordinary course, including, without limitation, rights to use all material patents, patent rights, industry standards, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property Rights") as owned or possessed by them or that are necessary for the conduct of their business as now conducted or as proposed to be conducted except where the failure to currently own or possess such rights could not reasonably be expected to have a Material Adverse Effect, (b) neither the Company nor its Subsidiaries are infringing any rights of a third party with respect to any Intellectual Property Rights that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Company nor its Subsidiaries have received any notice of, or has any Knowledge of, any asserted infringement by the Company or its Subsidiaries of, any rights of a third party with respect to any Intellectual Property Rights that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (c) neither the Company nor its Subsidiaries have received any notice of, or has any Knowledge of, infringement by a third party with respect to any Intellectual Property Rights of the Company or Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company has not used Publicly Available Software (as hereinafter defined), in whole or in part, in the development of any part of its Intellectual Property Rights in a manner that would be reasonably likely to subject the Company or its Intellectual Property Rights, in whole or in part, to all or part of the license obligations of any Publicly Available Software that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. "Publicly Available Software" means each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software ( e.g. , Linux), or similar licensing and distribution models; and (ii)     any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; or (C) be redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, and (e) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and the Apache Server License.

4.21     Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and its Subsidiaries are engaged, as applicable. The Company has had continuous insurance coverage during the 12 months preceding the date of this Agreement and has no reason to believe it will not be able to renew its current insurance coverage in the same amounts or obtain new insurance coverage in amounts not less than it currently has with carriers of equal or better ratings.

4.22     Regulatory Permits. The Company and its Subsidiaries hold, and are operating in compliance in all material respects with all material franchises, grants, authorizations, licenses, permits, easements, consents, quotas, certificates and orders (collectively, "Permits") of any federal, state or foreign governmental authority having authority over the Company and its Subsidiaries, or any self-regulatory body regulating the Company's conduct of its business (collectively, "Governmental Authority"). All such Permits are valid and in full force and effect and the Company and its Subsidiaries have not received notice of any revocation or modification of any such Permits or have reason to believe that any such Permits will be revoked, modified, or not be renewed in the ordinary course.

4.23     Regulatory Compliance. The Company and its Subsidiaries (a) are and at all times have been in material compliance with all applicable federal, state, local and foreign, laws, statutes, rules, regulations, guidance or standards (including the UL standards of the U.S. and the CE standards of Europe) applicable to the Company and its Subsidiaries, and the acquisition, ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product or services manufactured or distributed by the Company (the "Applicable Laws"), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) have not received any notice of adverse finding, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws ("Authorizations") nor any warning letter from any third party containing any unresolved issues concerning noncompliance with any Applicable Laws or Authorizations that could reasonably be expected to result in a Material Adverse Effect; (iii)     possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except where such violation could not reasonably be expected to result in a Material Adverse Effect; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no Knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no Knowledge that any such Governmental Authority is considering such action; and (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

4.24     Workplace Safety. The Company and its Subsidiaries (i) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety in the workplace ("Occupational Laws"); (ii) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted, except where the failure to obtain such licenses could not reasonably be expected to result in a Material Adverse Effect; and (iii) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval, except where the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's Knowledge, threatened against the Company or its Subsidiaries relating to Occupational Laws, and the Company does not have Knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

4.25     Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.26     Sarbanes-Oxley Act. The Company is in compliance in all material respects with currently applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

4.27     Foreign Corrupt Practices. Neither the Company nor its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or its Subsidiaries have, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.28     Indebtedness. Except as disclosed in its most recent SEC Reports or incurred in the ordinary course of business, neither the Company nor its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) has any form of Indebtedness that grants senior Liens, or equivalent rights to any third party over the Liens of the Purchaser in the Collateral that secures the obligations of the Company and its Subsidiaries under the Transaction Documents (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has had or is expected to have a Material Adverse Effect. The SEC Reports provides a description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the Company or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such Indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligations" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company or a government or any department or agency thereof.

4.29     Employee Relations. Neither the Company nor its Subsidiaries are a party to any collective bargaining agreement or employs any member of a union. To the Company's Knowledge, there are no material grievances, disputes or controversies with any union or any other organization of employees of the Company or any subsidiary, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. To the Knowledge of the Company or any such Subsidiaries, no executive officer of the Company or its Subsidiaries are in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiaries to any liability with respect to any of the foregoing matters.

4.30     Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.31     Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval except where, in the foregoing clauses (i), (ii) and (iii), the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of medical and biological waste or residue, chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

4.32     Subsidiaries Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as are owned by the Company.

4.33     Tax Status. The Company and its Subsidiaries (i) have made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) have set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by any taxing authority of any jurisdiction, and the Company has no Knowledge of any tax audit or basis for any such claim.

4.34     Accountants. To the Company's Knowledge, the Company's auditors, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

4.35     Contracts. The contracts attached as exhibits to the SEC Reports that are material to the Company are all of the material contracts of the Company requiring disclosure in the SEC Reports and are in full force and effect on the date hereof, and neither the Company nor, to the Company's Knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

4.36     Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

4.37     U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser's request.

5.     Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows, as of the date hereof and as of the applicable Closing:

5.1     Binding Effect. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

5.2     No Public Sale or Distribution. The Purchaser is (i) acquiring the Convertible Note and the Warrant, and (ii) upon exercise of the Warrant will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Purchaser does not have a present arrangement to effect any distribution of the Securities to or through any Person; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

5.3     Purchaser Status. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser's representations contained in this Agreement, including at the time the Purchaser was offered the Securities, it was an "accredited investor" as defined in Rule 501(a) under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not a registered broker-dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority ("FINRA") or an entity engaged in the business of being a broker-dealer.

5.4     Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

5.5     Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

5.6     No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.7     No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, that do not otherwise affect the ability of the Purchaser to consummate the transactions contemplated hereby.

5.8     Prohibited Transactions. The Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Purchaser will engage, directly or indirectly, in any transactions in the securities, including derivatives, of the Company (including, without limitation, any Short Sales) (a "Transaction") involving any of the Company's securities prior to the time the transactions contemplated by this Agreement are publicly disclosed. The Purchaser covenants further that neither it nor any Person acting on its behalf or pursuant to any understanding with the Purchaser will engage, directly or indirectly, in any Short Sales involving any of the Company's securities during the time that the Purchaser or its affiliates hold the Warrant or any of the Note are outstanding. "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

5.9     Restricted Securities. The Purchaser understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.10     Legends. It is understood that certificates evidencing such Securities may bear the legend set forth in Section 9.1 of this Agreement, or a materially similar legend.

5.11     No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.12     No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it.

6.     Covenants and Agreements.

(a)     From and after the Closing Date and while any amounts under the Note are outstanding, the Company shall not, without the prior written consent of Purchaser:

(i)     make, or permit its Subsidiaries to make, any dividends or distributions of cash, securities or other assets, with respect to its shares of capital stock;

(ii)     issue, or permit its Subsidiaries to issue, variable-priced or reset-priced securities other than securities having customary anti-dilution adjustment provisions;

(iii)     enter into, or permit any Subsidiaries to enter into, any transaction that would be reportable under Item 404(a) of Regulation S-K promulgated by the SEC, but without regard to whether the amount involved exceeds any minimum that may be provided from time to time in such Item 404, and without regard to Instructions 4, 5 and 6 to Item 404(a);

(iv)     take, or permit any Subsidiaries to take, any corporate or business action (including but not limited to liquidation, dissolution or winding-up of the Company or its Subsidiaries) that would materially impair the value of the Collateral securing the obligations of the Company under the Note or the obligations of the Company and its Subsidiaries;

(v)     make, or permit any Subsidiaries to make, loans or advances other than in the ordinary course of business; nor

(b)     From and after the Closing Date:

(i)     the Company shall comply with its reporting and other obligations under U.S. federal securities laws (whether as a consequence of its registration obligations under this Agreement or otherwise);

(ii)     the Company shall execute, or cause any Subsidiaries to execute such additional instruments and take such actions as may be reasonably requested by the Purchaser, including providing annual audited and quarterly unaudited financial statements and internal management-prepared monthly cash flow statements of the Company and/or its Subsidiaries; and

(iii)     the Company shall allow, or cause any Subsidiaries to allow the Purchaser and its authorized representatives reasonable access upon reasonable advance notice during normal business hours to the Company, its Subsidiaries and their respective properties, equipment, books, records, contracts, documents (including, in each case, such information stored in an electronic medium) and key personnel for the purpose of inspection. It being understood that the rights of the Purchaser hereunder shall not be exercised in such a manner as to unreasonably interfere with the operations of the Company's business.

7.     Conditions Precedent to the Obligation of the Purchaser to Close. The obligation of the Purchaser to complete the Closing with respect to the Note are subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by the Purchaser in writing and in its sole discretion:

(a)     Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true in all material respects on and as of the applicable Closing except in any such case (x) for changes contemplated by this Agreement, and (y) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall remain true in all material respects, as the case may be, as of such date.

(b)     Covenants. On or before the applicable Closing Date, the Company shall have complied with and duly performed and satisfied all the covenants contained in Section 6 , as applicable.

(c)     Agreements and Conditions. On or before the applicable Closing Date, the Company shall have complied with and duly performed and satisfied in all material respects all agreements and conditions on its part to be complied with and performed by such date pursuant to this Agreement.

(d)     Consents. The Company shall have obtained any consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby and delivered copies thereof to Purchaser.

(e)     Delivery of the Note and Warrant. On or before the applicable Closing Date, the Company shall have duly executed and delivered to the Purchaser the Note and Warrant being purchased pursuant to this Agreement.

(0     Applicable Board Resolutions. The Company shall deliver to the Purchaser copies of a unanimous written consent of the Board of the Directors of the Company authorizing the execution, delivery and performance of the applicable Transaction Documents by the Company.

8.     Conditions Precedent to the Obligation of the Company to Close. The obligation of the Company to complete the applicable Closing is subject to the fulfillment on or prior to the applicable Closing Date of all of the following conditions, any one or more of which may be waived by the Company in writing:

(a)     Representations and Warranties. The representations and warranties of Purchaser contained in Section 5 shall be true on and as of each Closing;

 (b)     Agreements and Conditions. On or before the applicable Closing Date, Purchaser shall have complied with and performed and satisfied in all material respects all agreements and conditions to be complied with and performed by such date pursuant to this Agreement;

(c)     Consents. Purchaser shall have obtained any consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby and delivered copies thereof to the Company; and

(d)     Payment of Purchase Price. On or before the Closing Date, the Purchaser shall have paid to the Company the Purchase Price for the Note.

9.     Restrictions on Transferability.

9.1     Restrictive Legend. The Purchaser understands that, until such time as a registration statement pursuant to the Securities Act has been declared effective or the Warrant Shares may be sold pursuant to Rule 144(b) under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately resold, the certificate(s) representing the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the securities comprising the Warrant Shares):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE. AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN."

9.2     Restrictions on Transferability. The Purchaser hereby covenants with the Company not to effect any resale or other disposition of any of the Warrant Shares without complying with the provisions of this Agreement, and without effectively causing any prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Warrant Shares are not transferable on the books of the Company unless (a) the Warrant Shares have been sold in accordance with an effective registration statement or valid exemptions from registration under the Securities Act and any applicable state securities or "blue sky" laws, (b) prior to such time that a registration statement shall have become effective under the Securities Act, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Warrant Shares under the Securities Act and (c) if applicable, the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that the Company is not obligated to file and may not file any such registration statement with the SEC, except as set forth herein.

10.     Rule 144 Reporting. With a view to making available to the Purchaser the benefits of certain rules and regulations of the SEC, which may permit the resale of the Warrant Shares to the public without registration, the Company agrees after the date hereof to:

(a)     make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(b)     file with the SEC all reports and other documents required of the Company under the Securities Act and the Exchange Act (it being expressly acknowledged by the parties hereto that if the Company's annual report on Form 10-K or quarterly report on Form 10-Q is not filed with the SEC within forty-five (45) days of the date required under the rules and regulations of the SEC (after giving effect to any Rule 12b-25 extensions under the Exchange Act); and

(c)     so long as the Purchaser owns any Registrable Securities, furnish to the Purchaser promptly upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Purchaser may reasonably request in writing in complying with any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.

11.     Indemnification.

11.1     Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser, its officers, directors, partners, members, agents and employees, each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys' fees (collectively, "Losses"), as incurred, arising out of or relating to: (i) any material misrepresentation or material breach by the Company of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any material breach by the Company of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 11.3 hereof) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (y) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (z) the status of Indemnified Party as holder of the Securities; or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Purchaser furnished in writing to the Company by the Purchaser for use therein, or to the extent that such information relates to the Purchaser or the Purchaser's proposed method of distribution of Registrable Securities and was reviewed and approved by the Purchaser or its counsel expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Purchaser, and the Purchaser seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses. Notwithstanding anything contained herein to the contrary, no Indemnifying Party (as hereinafter defined) shall be obligated to indemnify an Indemnified Party (as hereinafter defined) hereunder for that portion of any Losses that have been the result of the gross negligence or willful misconduct of such Indemnified Party or the breach of a Transaction Document by an Indemnified Party.

11.2     Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company, its officers, directors, partners, members, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser for use therein, or to the extent that such information relates to the Purchaser or the Purchaser's proposed method of distribution of Registrable Securities and was reviewed and approved by the Purchaser or its counsel expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by Purchaser to the Company, and the Company seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses. Notwithstanding anything contained herein to the contrary, no Indemnifying Party (as hereinafter defined) shall be obligated to indemnify an Indemnified Party (as hereinafter defined) hereunder for that portion of any Losses that have been the result of the gross negligence or willful misconduct of such Indemnified Party or the breach of a Transaction Document by an Indemnified Party.

11.3     Conduct of Indemnification Proceedings.

(a)     If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the exclusive defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b)     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(c)     All reasonable fees and expenses of the Indemnified Party required to be paid by an Indemnifying Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 11.3 ) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days (defined below) of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder). For purposes of this Agreement, "Trading Day" means (i) a day on which the Common Stock is traded or is eligible to be traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded or is eligible to be traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

11.4     Contribution.

(a)     If a claim for indemnification under Section 11.1 or Section 11.2 is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 11.3 , any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 11.4 were available to such party in accordance with its terms.

(b)     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11.4, the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c)     The indemnity and contribution agreements contained in this Section 11.4 are in addition to any other rights or remedies that the Indemnified Party have against the Indemnifying Parties; provided, however, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

12.     Miscellaneous.

12.1     Fees and Expenses.

(a)     Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

12.2. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the applicable Closing, and without further consideration, each party agrees to execute and deliver to the other party such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

12.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified on the signature pages hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified on the signature pages hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

12.4     Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

12.5     Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12.6     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any Person to whom the Purchaser assigns or transfers or will assign or transfer (including by way of distribution to its members, partners or stockholders) any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) at least five days prior to such assignment, the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Warrant Shares with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such Securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchaser" and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

12.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third-party beneficiary of Section 13 and (in each case) may enforce the provisions of such section directly against the parties with obligations thereunder.

12.8     Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF TO THE EXTENT THAT THE GENERAL APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COUNTY COURT OR CIRCUIT COURT LOCATED IN HILLSBOROUGH COUNTY, FLORIDA, OR THE FEDERAL DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, HILLSBOROUGH COUNTY, FLORIDA, FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE PURCHASER HEREUNDER, ARISING FROM OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

12.9     Survival. The representations and warranties of the parties contained in this Agreement will survive the date of the Agreement and continue until the last to occur of: (i) repayment in full of the Note, or (ii) a period of twelve (12) months after the Closing Date. The agreements and covenants of the parties contained in this Agreement shall survive the Closing.

12.10 Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

12.11     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

12.12     Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party charges or provide such bond as may be required by a third party in connection with the issuance of such replacement Securities.

12.13     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

12.14 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or the Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

12.15 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the Closing Date, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

12.16. Reserved and Authorized Shares. Within 90 days from the date hereof, the Company shall take such corporate action as necessary as to cause sufficient number of shares of Common Stock to be authorized and reserved at all times from that date to permit maximum number of securities issuable upon exercise of the Warrant. The Company shall use its best efforts to cause a vote of its directors and stockholders to approve such action.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Convertible Note and Warrant Purchase Agreement on the date first above written.

THE COMPANY:

BULOVA TECHNOLOGIES, INC.

By:	/s/ Stephen L. Gurba
President and Chief Executive Officer

Address:
12645 49th Street North Clearwater, FL 33762
Email: slgurba@bulovatech.com

PURCHASER:
RICHARD WELKOWITZ

By:	/s/ Richard Welkowitz

Address:

120 North Pointe Boulevard, Suite 300
Lancaster, PA 17601

SCHEDULE 4.6

Preferred Shares Authorized - 5,000,000,000 Preferred Shares Outstanding - 4,000,000,000

Common Shares Authorized - 500,000,000 Common Shares Outstanding - 62,095,303

Warrants Authorized - 109,843,105 Warrants Outstanding - 109,843,105